EXHIBIT 23.1


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                        Letterhead of Arthur Andersen LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 2, 1999 included in Right Management Consultants, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                    / s / Arthur Andersen LLP


August 2, 1999
 Philadelphia, PA